Exhibit 99.1

CORPORATE PARTICIPANTS

 Rick Vilsoet
 Dycom Industries - General Counsel

 Drew DeFerrari
 Dycom Industries - CFO

 Steve Nielsen
 Dycom Industries - President, CEO

CONFERENCE CALL PARTICIPANTS

 Adam Thalhimer
 BB&T Capital Markets  - Analyst

 Victor Chiu
 Morgan Keegan & Co., Inc. - Analyst

 John Rogers
 D.A. Davidson & Co. - Analyst

 Burton  Weinstein
 Cedarview Capital - Analyst

 Alex Rygiel
 Friedman, Billings, Ramsey Group, Inc. - Analyst

 Alan Mitrani
 Sylvan Lake Asset Management - Analyst

PRESENTATION

Operator

 Ladies and gentlemen, thank you for standing by, and welcome to the Dycom results conference call. For the conference today, all the participant lines are in a listen-only mode. There will be an opportunity for your questions. Instructions will be given at that time. (Operator Instructions) As a reminder, today's call is being recorded. And with that being said, I will turn the conference over to your host, Mr. Steven Nielsen. Please go ahead sir.

 Steve Nielsen - Dycom Industries - President, CEO

 Thank you, John. Good morning, everyone. I'd like to thank you for attending our second quarter fiscal 2011 Dycom results conference call. During the call, we will be referring to a slide presentation which can be found on our website, www.dycomind.com, under the heading Events. Relevant slides will be identified by number throughout our presentation.

Going to slide 1, today we have on the call Drew DeFerrari, our Chief Financial Officer, and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick.

 Rick Vilsoet - Dycom Industries - General Counsel

 Thank you, Steve.

Referring to slide 2, except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations, estimates, and projections and involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company's periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve.

 Steve Nielsen - Dycom Industries - President, CEO

 Thanks, Rick.

Yesterday we issued a press release announcing our second quarter 2011 results. As you review this release, it is important to note the following. During the quarter, we tendered for our senior subordinated notes due 2015. As a result, we recorded a $5.7 million pre-tax loss on debt extinguishment. In addition, we completed two acquisitions and incurred $0.2 million in pre-tax related acquisition costs. See slides 12 through 14 for a reconciliation of the non-GAAP measures to the GAAP measures in the slide presentation provided for this call. For clarity and to enable comparability between periods, my comments will exclude the effects of these items.

Moving to slide 3. Revenue for the quarter increased year-over-year to $218.2 million or 0.9% but declined organically 1.6% after adjusting for revenues from acquired companies. Volumes during the quarter continued to be mixed from telephone companies, with some companies growing meaningfully while others cautiously deployed capital for new network initiatives and tightly managed routine capital and maintenance expenditures. Spending by cable customers declined sequentially but increased 7.6% year-over-year.

Gross margins decreased sequentially but increased year-over-year, reflecting improved operating performance. Both revenue and gross margins were impacted during the quarter by difficult weather conditions across the country. General and administrative expenses declined sequentially and year-over-year, and all of these factors produced a loss of $0.03 per share for the second quarter, which while disappointing, decreased from last year's loss of $0.10 per share. Net capital expenditures totaled $4.3 million and are now expected to range from $45 million to $50 million for full fiscal year 2011. Liquidity remains strong in the quarter with solid operating cash flow of $28.5 million. And most meaningfully, total backlog increased sequentially by $299 million.

Going to slide 4. During the quarter we completed a number of transactions. On December 23, we closed the acquisition of NeoCom Solutions, a provider of construction and maintenance services to the wireless industry. NeoCom is headquartered in Woodstock, Georgia, and works primarily in the Southeast United States. NeoCom is our first meaningful participation directly in the wireless communications industry, an industry wherein we expect increasing opportunities. We purchased NeoCom for $27.5 million in cash.

Previously, we acquired Communication Services on November 19, a provider of construction and maintenance services to the rural telephone industry in the Southeast and south central United States. We purchased Communication Services for $9.7 million in total consideration. In addition, during the quarter we repurchased 291,500 shares of our common stock for $3.2 million, or $10.99 per share. After this repurchase, we have approximately 35.25 million basic shares outstanding and $21.3 million remaining authorized for repurchase.

And finally and most significantly, we issued $187.5 million face value of new 10-year 7.125% senior subordinated notes. These new notes were used to repurchase our existing 8.125% notes. This transaction was completed in February. As a result, we lowered our interest rate on outstanding borrowings, extended our debt maturities on a cost effective basis until 2021, and secured incremental capital of over $41 million to fund future organic growth, acquisitions, or share repurchases.

Going to slide 5. During the quarter, we continued to experience the effects of a slowly improving economy. Revenue from AT&T was up 12.5% year-over-year. At $48.2 million or 22.1% of revenue, AT&T was our largest customer. Revenue from Comcast was up 22.2% year-over-year. Comcast was our second-largest customer at $35.3 million or 16.2% of total revenue. CenturyLink was our third-largest customer with revenues of $19.3 million or 8.8% of total revenue.

While revenue from Verizon was $16.1 million, Verizon was Dycom's fourth-largest customer for the quarter at 7.4% of revenue. And revenue from Charter Communications, a new entrant to our top five customer list, was $14.6 million. Charter was our fifth-largest customer, at 6.7% of total revenue. All together, our top five customers represented 61.1% of revenue. All other customers increased 5.7%. If Verizon is excluded, we grew 4.1% organically year-over-year, our third consecutive quarter of adjusted organic growth. Of note, as a result of recent contract wins, we expect Verizon to exhibit year-over-year growth during our fourth quarter ending this July.

Now moving to slide 6. Backlog at the end of the second quarter was $1.316 billion versus $1.017 billion at the end of the first quarter, an increase of approximately $299 million. Of this backlog, approximately $730 million is expected to be completed in the next 12 months. Both backlog calculations increased year-over-year.

During the quarter, we continued to book new work and renew existing work. From Verizon, we received a new six-year construction and maintenance services agreement covering a significant majority of the state of Maryland. For Comcast we renewed our annual construction and maintenance agreement for the state of Colorado. With AT&T, we renewed three-year construction service agreements in Alabama, North Carolina, and Tennessee. From Windstream, we received a three-year renewal of our construction and maintenance services agreement for the state of Kentucky. And finally with AT&T, we renewed for three years our locating services agreement for the state of California.

Head count decreased during the quarter to 8,212, reflecting normal seasonal factors and a shift away from technician intensive services, a shift we expect to continue during the third quarter.

Now I will turn the call over to Drew for his financial review.

 Drew DeFerrari - Dycom Industries - CFO

 Thanks, Steve, and good morning, everyone. As I discuss the financial results, please note that there were several items that impacted our results that will be excluded from my comments. We have provided a reconciliation of non-GAAP measures to the GAAP measures in the slide presentation for today's call.

Going to slide 7, contract revenues for the second quarter of 2011 were $218.2 million, as compared to $216.3 million for the second quarter of 2010. Q2 '11, included approximately $5.3 million of revenues from businesses acquired during the quarter. On an organic basis, revenue declined by 1.6%. Telecommunications and utility locating customers made up of over 97% of our revenue on a combined basis, with electric, gas, and other construction and maintenance customers making up the balance. Non-GAAP results for the current quarter were a net loss of $1.2 million or $0.03 loss per share, compared to a loss of $4.0 million or $0.10 loss per share. The non-GAAP amounts exclude the adjusting items set forth in our GAAP reconciliation in the appendix to today's slide presentation.

Turning to slide 8. Cost of revenues as a percentage of contract revenue declined 40 basis points, primarily as a result of improved labor efficiency. General and administrative costs declined approximately $2.3 million on a year-over-year basis. This decline was driven by reduced payroll and professional fees. Depreciation and amortization increased, primarily from the impact of the acquisitions of Communication Services and NeoCom Solutions. Our non-GAAP effective tax rate was near 42% for the six months ended January 29, 2011, and we expect this level to continue on a non-GAAP basis in the second half of our fiscal year.

Turning to slide 9. During the quarter, we further strengthened our balance sheet and liquidity through a combination of strong operating cash flows, low net capital expenditures, and the issuance of our new 10-year 7.125% senior subordinated notes at a face value of $187.5 million. Proceeds of these new notes were used in part in January and February to repurchase our 8.125% notes that were due 2015. These new notes have comparable provisions as the extinguished 8.125% notes.

To summarize some of the other key investing and financing activities for the quarter, we completed the acquisitions of NeoCom Solutions for $27.5 million in cash and Communication Services for $9.7 million of total consideration. We repurchased 291,500 shares of our common stock and open market transactions at an average price of $10.99, and we had gross capital expenditures of approximately $7.8 million and cap-ex net of disposals of approximately $4.3 million. For the full year of fiscal 2011, we anticipate cap-ex net of disposals to range from $45 million to $50 million. We ended the period with $161 million of cash on hand, of which approximately $50.4 million was used in February to repurchase the remaining 8.125% notes.

Now I will turn the call back to Steve.

 Steve Nielsen - Dycom Industries - President, CEO

 Thanks, Drew.

Going to slide 10. In summary, despite a still relatively slow economy during the quarter, we began to feel the effects of an improving environment and continued to demonstrate strengths. First and foremost, we maintained solid customer relationships throughout our markets. We continued to win projects and extend contracts at attractive pricing. These successes were reflected in a number of notable contract awards which meaningfully increased our total backlog. In addition, in an improving demand environment, we have generally increased profitable market share as our customers are consolidating vendor relationships.

Secondly, the strength of those relationships and the extensive market presence they have created have allowed us to be at the forefront of evolving industry opportunities. The long-term drivers of these opportunities are strengthening. The government's response to a weak economy has produced meaningful and significant funding for broadband initiatives. And a number of these initiatives are now moving through the solicitation, award, and contract execution process, with construction and engineering beginning during the next two to three months. In addition, some industry participants are beginning to increase capital expenditures in order to take advantage of these long-term drivers.

Additionally, we remain encouraged that cable operators are deploying a number of new technologies which enable them to significantly increase the effective bandwidth of their networks and offer new products to consumers and businesses, while both telephone and cable companies, as well a number of other industry participants, are aggressively extending or deploying fiber networks to provide wireless backhaul services, a development that appears to be accelerating. In sum, we are pleased with our industry positioning and believe among service providers of our size or larger that we are uniquely positioned and capitalized to meaningfully experience the benefits of these emerging trends.

And finally, our notes issuance during the second quarter significantly enhanced our already robust balance sheet and ample liquidity. This strength, when combined with our equity capitalization after our share repurchases, is intended to significantly benefit our shareholders and encourage us to pursue acquisition opportunities.

Now moving to slide 11. As we look ahead to an improving environment, our expectations are shaped by the following. Revenue of the next several quarters will continue to exhibit consistent seasonality, adjusting for the effect of last year's 14-week fourth quarter and our shift away from technician intensive services. Accordingly, forward revenue assessment should start with prior year's quarterly revenue and adjust for modest organic growth. Improving organic growth and new project opportunities have enabled us to more critically assess our portfolio of services and contracts. As we have done so, we expect to structurally increase our margins and earnings faster than revenues.

Continued solid and growing cash flows will be dedicated to accretive acquisition opportunities which will enhance our scale and service offerings and share repurchases as valuation and projected returns direct. And finally, our confidence that trends will be improving for a sustained period supports patience with respect to any individual quarterly result. Accordingly, we expect for the third quarter revenues which grow slightly year-over-year on an organic basis, margins which improve year-over-year, pre-tax loss on debt extinguishment of approximately $2.6 million relating to the remaining repurchase of our 8.125% senior subordinated notes, and non-GAAP earnings which continue to improve year-over-year.

As the nation's economy slowly grows, we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives. We have adjusted our business during a weak economic period, and these adjustments have fortified our strong balance sheet, meaningfully increased our liquidity, and positioned us well for emerging growth opportunities. We remain confident in our strategies, the prospects for our Company, the capabilities of our able employees, and the experience of our management team, who have grown our business and capitalization many times before.

Now, John we’ll open the call for questions.

 QUESTION AND ANSWER

Operator

 Certainly. (Operator Instructions) First the line of Alex Rygiel with FBR Capital Markets. Please go ahead. Alex, your line is open.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Yes. Thank you, thank you. Good morning, gentlemen.

 Steve Nielsen - Dycom Industries - President, CEO

 Good morning.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Steve, could you talk a little bit more about the two acquisitions that you made? In particular, quantify the backlog from these two acquisitions that was added in the quarter. Provide us some color on the trailing 12-month revenue acquired from these companies and kind of your view over the next 12 to 24 months. Shed some light on some of the top customers, talk a little bit about the opportunities that you see developing in the wireless segment.

 Steve Nielsen - Dycom Industries - President, CEO

 Yes, we didn't say we would take any compound questions, but we'll go ahead. So, acquired backlog from the acquisitions was about $25 million. Run rates, if we think about that, are approximately $20 million in both instances. With respect to NeoCom primary customers are T-Mobile, Verizon, Ericsson, and a number of other wireless carriers and primary customers for Communication Services, are Windstream, CenturyLink, and other smaller rural telephone companies.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Did you say that it's $20 million for each, so that's $40 million total?

 Steve Nielsen - Dycom Industries - President, CEO

 $40 million in total in terms of approximate run rate.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Excellent. And can you quantify the backlog currently associated with rural broadband projects?

 Steve Nielsen - Dycom Industries - President, CEO

You know, Alex, in this case, the backlog didn't grow materially in the quarter, because the contract execution phase for a number of these projects that has to loop through D.C. But we feel very positively about where rural broadband is going, and so the backlog growth that you saw in this quarter really wasn't driven by stimulus projects. We expect to see that in the third and fourth quarters.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 And any chance you could quantify the impact from weather on your quarter?

 Steve Nielsen - Dycom Industries - President, CEO

Yeah, it was a difficult quarter. I can tell you I spoke to one subsidiary who said that there were some days they couldn't work and other days they shouldn't have worked. So, it was just a tough quarter. We had ice in Atlanta, we had rain on the west coast, and seemed like a snowstorm in the Northeast about every other day in January. So, I think tone of business is certainly improved over last year, and certainly when we talked last in November, we didn't expect those kind of weather patterns when we gave forward guidance.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 And one last question. Coming back to NeoCom, can you talk a little bit about your new strategy in the wireless segment and talk about what attracts you to that segment? Why move in via NeoCom, and what are some of the developing opportunities?

 Steve Nielsen - Dycom Industries - President, CEO

 Sure. We liked the NeoCom business. Obviously, they work for a number of customers that we have on the wireline side, and they self-perform a significant amount of their work. The management team there has a long history in the wireless business, going back 10 to 15 years. And at least for us, what we find is the most valuable piece of that industry right now is the real capability to do the construction and the technical services with in-house employees and having management structures that technically can oversee the work directly, not just as a program manager through subcontractors. And so, I think that's what we liked about the business.

I think our views on the industry in general tell us that if there has been enough capital that's spent in the industry that we are seeing emerging maintenance opportunities, which is always important for us when we look at an industry. And that there is just a maturing of the industry and the opportunities with companies that self-perform that I didn't see five years ago or ten years ago, when the industry was smaller and when the folks that did the self-performing were smaller. So for us, we like recurring maintenance opportunities. We like companies that can self-perform and manage their own folks to get the work done. And we just think the outlook in Cap-ex, both on the wireless side and then in the fiber backhaul because of the data trends, is just something that we see some good opportunities for a number of years.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 That's great. I will get back in the queue. Thank you.

Operator

 And next go to Adam Thalhimer with BB&T Capital Markets. Please go ahead.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 Thanks. Good morning, guys.

 Steve Nielsen - Dycom Industries - President, CEO

 Good morning, Adam.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 So, revenue from Comcast up year-over-year in the quarter, and you talk about you think that cable companies will continue to deploy new technologies. But if I listen to Comcast's call, I mean, they kind of indicate that the wideband rollout is nearing completion or will be completed this year. So what -- how much -- what's left in terms of cable?

 Steve Nielsen - Dycom Industries - President, CEO

 That's only a portion, Adam, of what we are referring to. I would say what we are primarily referring to is all of the cable companies highlighting opportunities around commercial and Metro-E fiber to the business type customers. I think they would all say, if you look at their most recent earnings calls and presentations, that they are early in that opportunity. That it's a several billion opportunity. I looked at Charter's comments, and I think they highlighted just in their footprint, they saw that as a $3.5 billion end market that they could access. I think while Comcast is early on some of those initiatives outlined, I think you will find that Charter would outline on their call that they were just beginning, and in fact, Charter's Cap-ex guidance was up 8% to 14%.

But I really think you have to think about the fiber -- the cell site opportunities for the cable operators, which we see is accelerating, as well as their fiber to the business and commercial opportunities as areas where they are going to see significant growth in spending over the next several years. It's a multi-billion dollar opportunity for them. So, we are pretty confident they will be investing in that area.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 And you mentioned the fiber to the cell sites. I remember seeing something like 75% of cell towers were still connected with copper. I mean, have you seen those kind of statistics, and in general, how long do you think that that business can continue to accelerate?

 Steve Nielsen - Dycom Industries - President, CEO

 Well, obviously the fiber to the cell site initiatives have been the subject of a number of investor calls with our customers. I looked at one investor presentation this morning that talked about opportunities into 2013. I think generally, Adam, with these types of initiatives, the length of the spend cycle is always somewhat longer than what is expected initially. And while I can't tell you exactly what percentage of cell towers are connected to fiber today, I can tell you, based on the flow of opportunities we are seeing and their size and the duration of the programs, there is a significant amount of work to be done. One thing I can also share is that, as we interact with our customers, there is an intensity around fiber to the cell site deadlines that we haven't seen in several years for any type of project. That is one type of project that, once a customer makes a commitment to a carrier, that they are not going to miss. So, still a pretty active environment.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 Okay. And why are you talking about some of your work is becoming less labor intensive? Why is that?

 Steve Nielsen - Dycom Industries - President, CEO

 Yes, we have a number of businesses, Adam, and a number of services. And we look, as we said last quarter, when the environment improves we are going to look at that portfolio of things we do and who we do it for, and we are going to try to optimize that to increase margins and earnings faster than revenue. And so, as I mentioned in the comments, there are certain parts of some of our businesses that are more technician oriented, so that they have higher employee head counts, less use of subcontractors, where we found the returns less attractive than some of the newer opportunities that we are seeing. And so we are just going to do what we think we've always done coming out of a recession, is when you have lots of new growth opportunities, you not only take advantage of them, you look through your own business and figure on a comparative -- evaluate on a comparative basis what is less important, given those new opportunities that you see.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 Okay. And lastly acquisitions, seems like M&A is going to be the preferred use of cash going forward. What are you seeing out there?

 Steve Nielsen - Dycom Industries - President, CEO

 Well, we certainly are looking into wireless space, as we discussed earlier. We think that's a good opportunity. There are certainly a number of other end markets that we are currently participating in that we are looking at. And I think we will look at acquisitions. We are going to fund our organic growth, and we will look at share repurchases, and based on relative valuation, we will make a judgment as to where to put the capital. But certainly, when the economy turns and we see overall improvement in the environment in the end markets, that's generally been a good time to deploy capital through acquisitions.

 Adam Thalhimer - BB&T Capital Markets  - Analyst

 Okay. Thanks, guys.

Operator

 Our next question is from Simon Leopold with Morgan Keegan. Please go ahead.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Hi, guys.

 Steve Nielsen - Dycom Industries - President, CEO

 Hi, Simon.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 This is Victor Chiu in for Simon Leopold. I just wanted to ask, now that the close of the CenturyLink merger is drawing closer, are you seeing any new indications around how to think about your spending patterns going forward? Your know, lumpiness, or --

 Steve Nielsen - Dycom Industries - President, CEO

 Yes. No, clearly on the CenturyLink side, I think the news of the last 10 days is that they took their Cap-ex guidance up about 16% in '11 versus '10. So, clearly the merger is not impacting CenturyLink's commitment to either fiber to the cell site or their IPTV initiative. So we see no impact there. Certainly, I think Qwest continues to be focused on fiber to the cell and their fiber to the node strategy. And I think CenturyLink has indicated to the extent that they can, that they will obviously continue both of those and perhaps take a look at introducing their IPTV over the Qwest fiber to the node architecture. So from a theme perspective, I don't see any differences, and clearly, within the legacy CenturyLink footprint, this is going to be a busy year.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Okay. You mentioned during the last call that you saw an improving pricing environment for backlog. Is that not the case anymore? Because you mentioned earlier that you are seeing more technician business now. I think you said that was the opposite --

 Steve Nielsen - Dycom Industries - President, CEO

 No, Victor, I -- maybe I'm not making myself clear. We are seeing better pricing. We had a significant win with Verizon this quarter at good attractive pricing. We renewed contracts at attractive pricing, and all we are saying is that on the technician side of our business, we are evaluating pieces of that service and a number of contracts. And on a relative basis, if we can earn more returns out of the emerging opportunities, that we are going to do that. That is something, Victor, that we have done coming out of every down cycle in the economy. Just good business to take a step back and make sure that you're dedicating your capital and your time to the best returns.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Can you just give us an update on the progress of your stimulus target? I think you were targeting $5.2 billion that you mentioned last quarter. Is that -- ?

 Steve Nielsen - Dycom Industries - President, CEO

 Well what we said last quarter, Victor, is that that's the number of grants out there that we had scrubbed and were looking at. Obviously, we had much more modest expectations around that over the next couple, three years. We certainly are happy with the pace at which the stimulus projects are coming out. We are seeing, I would say, that the pace of projects in the RFP process is accelerating right now.

That our win rates in the early portions of the cycle have been what we've expected, and that we are going to do a good job of balancing good exposure to stimulus, all of which is incremental, with making sure that we get the right price on the work. I think the other thing that we highlighted last quarter that we could reiterate now, is that the amount of work that is being added globally through stimulus-related projects has certainly taken whatever excess capacity out of the market that existed, or significant portions of it. And I think by this summer, it will be a gain in which people who have resources and can generate additional resources will be able to drive good returns.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Just one quick housekeeping question. Did you break out the Telco Cable split?

 Drew DeFerrari - Dycom Industries - CFO

 I will go ahead with that one, Victor. This is Drew. On the telco side, it was 48.8%, the cable was 33.7%.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Thank you.

 Steve Nielsen - Dycom Industries - President, CEO

 And how much was locating again, Drew?

 Drew DeFerrari - Dycom Industries - CFO

 About 14.6%, so down.

 Steve Nielsen - Dycom Industries - President, CEO

 Thank you.

 Victor Chiu - Morgan Keegan & Co., Inc. - Analyst

 Thank you.

Operator

 Our next question is from John Rogers with D.A. Davidson. Please go ahead.

 John Rogers - D.A. Davidson & Co. - Analyst

 Hi. Good morning.

 Steve Nielsen - Dycom Industries - President, CEO

 Hi, John.

 John Rogers - D.A. Davidson & Co. - Analyst

 Couple of just clarifications, Steve. You mentioned backlog for NeoCom at $25 million. Is that $25 million at NeoCom and at Communication Services?

 Steve Nielsen - Dycom Industries - President, CEO

 That's right, John. The wireless industry, while there is always a steady flow of projects, which generally accelerate throughout the year, it's not a master contract type of business at this point. And so the backlog contribution from that line of business will never be as significant as kind of the traditional wire line.

 John Rogers - D.A. Davidson & Co. - Analyst

 Okay. Okay. So in total, $25 million.

 Steve Nielsen - Dycom Industries - President, CEO

 In total $25 million, between the two businesses.

 John Rogers - D.A. Davidson & Co. - Analyst

 Okay. Thank you. I don't know if you can say what the number is, but how much business now are you doing, in terms of fiber to the tower? You have the NeoCom --

 Steve Nielsen - Dycom Industries - President, CEO

 Sure. It's hard to quantify. In the past, we had indicated kind of a $50 million run rate.

 John Rogers - D.A. Davidson & Co. - Analyst

 Yes.

 Steve Nielsen - Dycom Industries - President, CEO

 With $100 million as an opportunity. And if I think about it, there is nothing to change our mind on that. The reason that it's not exactly -- it's not something that's easily quantified is that we are increasingly seeing in our construction and maintenance service agreements, so that traditional master contract relationships we have with the wire line phone companies, that we are just seeing an increasing number of projects that are related to fiber to the cell, but they are just in the normal float. They are not bid projects, they are not specifically identified, but you get them in on a daily basis. And as I indicated, they are hot projects when you get them, because they want to get them done quickly. And so, literally in the tower businesses, we talk through opportunities that we are seeing, John, they tend to be in hundred -- measured in hundreds of towers per opportunity. This is not a small opportunity.

 John Rogers - D.A. Davidson & Co. - Analyst

 Okay. Okay. And in terms of your comments on increasing revenue per employee, and I can see the head count down a little bit.

 Steve Nielsen - Dycom Industries - President, CEO

 Yes.

 John Rogers - D.A. Davidson & Co. - Analyst

 Does -- I don't know if it's significant, but does this imply more capital intensity to your business in terms of equipment and things like that?

 Steve Nielsen - Dycom Industries - President, CEO

 I think, John, it may, although we took down our Cap-ex expectation for the year.

 John Rogers - D.A. Davidson & Co. - Analyst

 Right.

 Steve Nielsen - Dycom Industries - President, CEO

 It's not significant, because we can use subcontractors in those businesses. And I think the other thing that we evaluated is the more capital intensive businesses, one of the offsets, in addition to subcontractors, is that they are less impacted by increased fuel costs. And so, we actually have that as another thing that we evaluated as we are adjusting the mix of contracts we are addressing.

 John Rogers - D.A. Davidson & Co. - Analyst

 Okay. And just lastly, Steve or Drew, what did you say, or did you, tax rate for this year?

 Drew DeFerrari - Dycom Industries - CFO

 Yes. John, if you look at the six-month --

 John Rogers - D.A. Davidson & Co. - Analyst

 Yes.

 Drew DeFerrari - Dycom Industries - CFO

 Year-to-date number, it's around 42%, and that's what I would expect and that's a non-GAAP number. The GAAP number gets affected because you have the write-off of our fees.

 John Rogers - D.A. Davidson & Co. - Analyst

 Right.

 Drew DeFerrari - Dycom Industries - CFO

 And that causes -- on a lower pre-tax, the rate comes out differently, but on a go-forward basis, we anticipate in that 42% on a non-GAAP basis.

 John Rogers - D.A. Davidson & Co. - Analyst

 Okay. Great. Thank you.

Operator

 (Operator Instructions) And we will go to Burton Weinstein with Cedarview Capital. Please go ahead.

 Burton  Weinstein - Cedarview Capital - Analyst

 Hi. Could you please discuss your plans for business opportunities for companies engaged in cloud computing?

 Steve Nielsen - Dycom Industries - President, CEO

 Yes. I think -- we don't have any specific plans with respect to cloud computing, but what that does as a driver to our industry and to the customers that we work for, is it certainly creates a drive to push fiber out much deeper. So, if you think about the comments I made earlier about Metro-E opportunities for cable operators, that is exactly the type of infrastructure that will need to be very broadly deployed to support cloud computing architecture.

So, I think if you think of in terms of trends in the industry, if you go back a couple years ago, when we saw an emerging trend of fiber to the cell site, so we could move lots of this mobilely-generated data, I think we will get to the point where almost all small and medium sized businesses, in order to facilitate cloud computing, will need a fiber-based connection. And that is really the driver, I think, both through our cable company and our phone company customers.

 Burton  Weinstein - Cedarview Capital - Analyst

 So sort of a second-order derivative of what you're doing now?

 Steve Nielsen - Dycom Industries - President, CEO

 We are not -- I don't know if it's a second order. Without the fiber connection, I don't know that you can have enough -- a robust enough data transfer rate to make cloud computing efficient. But certainly, we don't have any plans to get into the construction of data centers. But we certainly -- the data centers will not create any value without much improved levels of connectivity to those that want to connect to the cloud.

 Burton  Weinstein - Cedarview Capital - Analyst

 Right. Okay. Thanks very much.

Operator

 And we do have a follow up from Alex Rygiel. Please go ahead.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Thank you. Steve, could you also supply us with the top-ten customer list and quantify the number of employees acquired?

 Steve Nielsen - Dycom Industries - President, CEO

 Sure.

 Drew DeFerrari - Dycom Industries - CFO

 Alex, this is Drew. I will talk about the rest of the top ten. Time Warner Cable was at 6.6%, Windstream was at 4.7%, Qwest was at 1.7%, Cablevision, 1.5%, and Atmos Energy at 1%.

 Steve Nielsen - Dycom Industries - President, CEO

 And it's approximately 200, Alex.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Okay. And if we look at your revenue per employee, it looks like it was probably up 3%, 4% year-over-year.

 Steve Nielsen - Dycom Industries - President, CEO

 It will continue to go up in the third quarter and fourth quarter.

 Alex Rygiel - Friedman, Billings, Ramsey Group, Inc. - Analyst

 Perfect. Thank you.

Operator

 And we do have a question from Alan Mitrani with Sylvan Lake Asset Management. Please go ahead.

 Alan Mitrani - Sylvan Lake Asset Management - Analyst

 Hi, Steve and Drew. Can you talk about the competition for acquisitions? What are you seeing out there? Is anybody else actually looking in your industry to purchase other companies? And I have a follow-up also on oil prices or gas -- in your case, gas prices. How is that going to impact the next quarter or so, and are you seeing the impact already?

 Steve Nielsen - Dycom Industries - President, CEO

 Okay. Alan, with respect to acquisitions, certainly there is always competition in the space. I still think that we are a preferred acquirer. In one of the acquisitions we completed last quarter, it was a deal that we sourced privately. It was a competitor that we've known for a very long time. Very similar cultures and a nice overlap in terms of customers and geographic footprint. So I think we will continue to see deals that we source ourselves and come to us. We will also see increasing activity in the wireless space. So, I think while there is always competition, I still think we have a good solid position in our end markets for acquisitions. And Drew, on the fuel.

 Drew DeFerrari - Dycom Industries - CFO

 Yes. On the fuel, Alan, it was up between 20 and 25 basis points in the quarter. And obviously, the price has gone up with some events overseas. So, we would anticipate some impact -- continued impact in the next quarter as well, and we are seeing the increases. Really, when we look at it on a monthly basis as well, it did creep up throughout the quarter.

 Alan Mitrani - Sylvan Lake Asset Management - Analyst

 And also can you account for -- it seems like after a few years of SG&A going up or staying flat while revenue declined, it seems like this year your SG&A is on track to decline, despite having made a couple acquisitions. Can you just talk about what the biggest delta is there as to why SG&A might decline year-over-year and versus the last couple of years, while revenues look like they are going to grow?

 Steve Nielsen - Dycom Industries - President, CEO

Alan, we had a number of initiatives that we had talked about on prior calls with respect to some IT-related initiatives that we had inside the Company. And those entailed not only some internal head count, but also some outside professional fees. And we've made sufficient progress that we were comfortable, that we could cut back on those initiatives, so we hit some milestones and we are able to back off on those. And so, we don't see any reason why, as we see organic growth resume, that there will be any particular pressures on SG&A to go back to those levels, because those projects are over.

 Alan Mitrani - Sylvan Lake Asset Management - Analyst

 Great. Thank you.

Operator

 And Mr. Nielsen, no further questions in queue.

 Steve Nielsen - Dycom Industries - President, CEO

 Well, we thank everybody for your time and attention, and we will talk to you next on our April earnings release, which will be the third, fourth week of May. Thank you very much.

Operator

 Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.